Exhibit 10.6

EXECUTION COPY

POOLING AND SERVICING AGREEMENT

AMONG

NAVISTAR FINANCIAL CORPORATION,

Servicer

NAVISTAR FINANCIAL SECURITIES CORPORATION,

Depositor

and

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II,

Issuing Entity

Dated as of

November 2, 2011

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EXHIBITS

Exhibit A	Form of Officer’s Certificate provided by Servicer re Termination Event

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POOLING AND SERVICING AGREEMENT, dated as of November 2, 2011, by and among Navistar Financial Securities Corporation, a Delaware corporation, as Depositor, Navistar Financial Corporation, a Delaware corporation, as Servicer, and Navistar Financial Dealer Note Master Owner Trust II, a Delaware statutory trust, as Issuing Entity.

WHEREAS, beginning at the opening of business on the Effective Date, NFSC will purchase certain Dealer Notes and related collateral from NFC and NFC will sell such Dealer Notes to NFSC pursuant to the Purchase Agreement;

WHEREAS, NFSC desires to transfer and assign its interest in such Dealer Notes and related collateral to the Issuing Entity pursuant to this Agreement;

WHEREAS, pursuant to the Indenture and the Indenture Supplements, the Issuing Entity will issue Notes to fund its acquisition of such Dealer Notes; and

WHEREAS, NFSC and the Issuing Entity desire that the Servicer shall service such Dealer Notes and any other Dealer Notes acquired by the Issuing Entity and related collateral, and the Servicer is willing to service such Dealer Notes and related collateral in accordance with the terms of this Agreement for the benefit of NFSC and the Issuing Entity.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS; EFFECTIVENESS

SECTION 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned them in Part I of Appendix A to this Agreement, as it may be amended, supplemented or modified from time to time. All references herein to “the Agreement” or “this Agreement” are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The Rules of Construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

SECTION 1.02 Effectiveness.

(a) Notwithstanding any provision herein to the contrary, the provisions of Sections 2.01(a), 2.04, 2.05 and 2.06 and Articles III, IV, V, VII and IX of this Agreement shall not become operative and no Dealer Notes shall be transferred by the Depositor to the Issuing Entity hereunder until the Effective Date. The other Sections of this Agreement shall become operative on the date hereof.

(b) The obligations of NFSC to the Issuing Entity under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Dealer Note.

ARTICLE II

CONVEYANCE OF DEALER NOTES

SECTION 2.01 Conveyance of Dealer Notes and Other Property.

(a) Except as otherwise provided in this Section 2.01(a), Section 2.08, Section 2.09 and Section 8.01 of this Agreement, as of each Business Day on and after the Effective Date but prior to the termination of this Agreement pursuant to Section 10.01 hereto, the Depositor does hereby transfer, assign and otherwise convey to the Issuing Entity, without recourse (except as expressly provided in Sections 2.05, 2.06, 2.09, 2.10 and 2.11 herein), all right, title and interest of the Depositor in and to:

(i) all Dealer Notes existing on such Business Day that were conveyed to the Depositor pursuant to Section 2.01(a) of the Purchase Agreement, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-102 of the UCC) of such Dealer Notes;

(ii) the security interests in the Financed Vehicles related to such Dealer Notes granted by the related Dealers to secure their respective obligations under such Dealer Notes and any accessions to such security interests;

(iii) any Insurance Proceeds related to such Dealer Notes;

(iv) the Purchase Agreement with respect to such Dealer Notes, including the right of the Depositor to cause NFC to repurchase Dealer Notes under certain circumstances; and

(v) all proceeds (including “proceeds,” as defined in the UCC) of any or all of the foregoing.

The Depositor shall effect such Assignments until sales of Dealer Notes by NFC to the Depositor shall be terminated pursuant to Section 2.01 of the Purchase Agreement.

(b) The Servicer promptly shall on the Effective Date indicate in its computer files those Dealer Notes that have been sold or otherwise conveyed to the Issuing Entity pursuant to this Agreement and pledged to the Indenture Trustee pursuant to the Indenture on the Effective Date and shall promptly thereafter deliver to the Issuing Entity and the Indenture Trustee a computer file or hard copy list (the “Schedule of Dealer Notes”) containing a true and complete list of all such Dealer Notes (including any Dealer Notes transferred to the Issuing Entity pursuant to the Omnibus Transfer and Termination Agreement), identified by Dealer Note number. On each Business Day thereafter, the Servicer shall update its computer files to indicate

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which Dealer Notes have been sold or otherwise conveyed to the Issuing Entity pursuant to this Agreement and pledged to the Indenture Trustee pursuant to the Indenture and shall promptly after the end of each calendar month deliver to the Issuing Entity and the Indenture Trustee a computer file or hard copy list containing a true and complete list of all Dealer Notes conveyed to the Issuing Entity and pledged to the Indenture Trustee during such calendar month.

(c) It is the intention of the Depositor and the Issuing Entity that the transfers and assignments contemplated by this Agreement shall constitute a true and complete transfer of the property described in Section 2.01(a) from the Depositor to the Issuing Entity and that the beneficial interest in and title to such property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfers and assignments did not constitute a true and complete transfer or that such beneficial interest is a part of the Depositor’s estate, then the Depositor shall be deemed to have granted to the Issuing Entity a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under such property, and the Depositor hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

(d) The foregoing transfers, assignments and conveyances and any subsequent transfers, assignments and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Issuing Entity of any obligation of the Depositor or any other Person in connection with the Dealer Notes described above or under any agreement or instrument relating thereto, including any obligation to any Dealers.

SECTION 2.02 Acceptance by the Issuing Entity.

The Issuing Entity hereby acknowledges its acceptance of all right, title and interest previously held by the Depositor to the property, now existing and hereafter created, conveyed by the Depositor pursuant to Section 2.01(a), and declares that it shall hold such property in trust as set forth in the Trust Agreement for the benefit of the Securityholders, subject to the terms and conditions of the Indenture, the Trust Agreement and the other Issuing Entity Documents to which it is a party. The Issuing Entity hereby agrees and accepts the appointment and authorization of NFC as Servicer hereunder.

SECTION 2.03 Representations and Warranties of the Depositor Relating to the Depositor. The Depositor hereby represents and warrants to the Issuing Entity as of the date of this Agreement, as of the Effective Date and as of each Series Issuance Date, as the case may be, that:

(a) Organization and Good Standing. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in all material respects, to own its property and conduct its business as such properties are presently owned and such business is presently conducted.

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(b) Due Qualification. The Depositor is duly qualified to do business and, where necessary, is in good standing (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(c) Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Depositor.

(d) No Proceedings. There are no proceedings or, to the knowledge of the Depositor, investigations pending or threatened against the Depositor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Notes, or (v) seeking to affect adversely the income tax attributes of the Issuing Entity under the United States federal, Illinois, Delaware or New York income tax systems.

(e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of the Depositor, and do not and will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it or its properties is bound, or, to the best of Depositor’s knowledge, any Requirement of Law applicable to the Depositor.

(f) All Consents Required. All approvals, authorizations, consents, orders, registrations or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Depositor of this Agreement, the performance by the Depositor of the transactions contemplated by this Agreement and the fulfillment by the Depositor of the terms hereof, have been obtained.

The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment to the Issuing Entity of the Dealer Notes and the termination of the rights and obligations of the Servicer pursuant to Section 9.01. Upon discovery by the Depositor, the Servicer, the Issuing Entity or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

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SECTION 2.04 Representations and Warranties of the Depositor Relating to the Agreement and to the Dealer Notes.

(a) Representations and Warranties. The Depositor hereby represents and warrants to the Issuing Entity with respect to matters involving Assignments, as of the date of such Assignment, that:

(i) each Dealer Note conveyed to the Issuing Entity by the Depositor on such date is an Eligible Dealer Note as of such date;

(ii) each Dealer Note conveyed to the Issuing Entity by the Depositor on such date is conveyed to the Issuing Entity free and clear of any Lien;

(iii) with respect to each Dealer Note conveyed to the Issuing Entity by the Depositor on such date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor in connection with the conveyance of such Dealer Note to the Issuing Entity on such date have been duly obtained, effected or given and are in full force and effect;

(iv) this Agreement or the appropriate Assignment, as the case may be, either constitutes a valid transfer and assignment to the Issuing Entity of all right, title and interest of the Depositor in the applicable Dealer Notes and the proceeds thereof or, if this Agreement or such Assignment does not constitute a valid transfer and assignment of such property, it constitutes a grant of a “security interest” (as defined in the UCC) in such property to the Issuing Entity, which will be enforceable with respect to such Dealer Notes hereafter acquired by, or assigned to the Issuing Entity pursuant to an Assignment, upon such Assignment. Upon the filing of any financing statements described in Section 11.02(a) and the creation and transfer of the Dealer Notes pursuant to the terms of this Agreement, the Issuing Entity shall have a first priority perfected security or ownership interest in such property; and

(v) this Agreement and any Assignment, constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(b) Notice of Breach. The representations and warranties set forth in Section 2.04(a) shall survive the transfer and assignment of the Dealer Notes to the Issuing Entity. Upon discovery by the Depositor, the Servicer, the Issuing Entity or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 2.04(a), the party discovering such breach shall give prompt written notice to the others.

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SECTION 2.05 Transfer of Ineligible Dealer Notes.

(a) In the event of a breach with respect to a Dealer Note of any representations and warranties set forth in Section 2.04(a)(ii) or in the event that a Dealer Note is not an Eligible Dealer Note as a result of the failure to satisfy any of the conditions set forth in clauses (d) and (i) through (v) of the definition of Eligible Dealer Note, each such Dealer Note shall be removed from the Issuing Entity within three Business Days following discovery of such breach on the terms and conditions set forth below.

(b) In the event of a breach of any representations and warranties set forth in Sections 2.04(a)(iii), 2.04(a)(iv) or 2.04(a)(vi) or in the event any Dealer Note is not an Eligible Dealer Note as a result of the failure to satisfy any of the conditions set forth in clauses (a) through (c) and (e) through (h) of the definition of Eligible Dealer Note, and as a result of such breach or event the Issuing Entity’s rights in, to or under such Dealer Note or its proceeds are impaired or the proceeds of such Dealer Note are not available for any reason to the Issuing Entity free and clear of any Lien, then, upon the expiration of 60 days from the earlier to occur of the discovery of any such event by the Depositor, or receipt by the Depositor of written notice of any such event given by the Issuing Entity or the Indenture Trustee, each such Dealer Note shall be removed from the Issuing Entity on the terms and conditions set forth in Section 2.05(c); provided, however, that no such removal shall be required to be made with respect to a Dealer Note which is not an Eligible Dealer Note if, on any day within such applicable period, such representations and warranties with respect to such Dealer Note shall then be true and correct, or the conditions in such clauses shall then be satisfied, in all material respects as if such Dealer Note had been created on such day.

(c) When removal of a Dealer Note is required pursuant to Sections 2.05(a) or 2.05(b) above (any such Dealer Note being an “Ineligible Dealer Note”), such Ineligible Dealer Note shall, when the Depositor makes the deposit referred to below, be automatically removed from the Issuing Entity and the principal balance of such Ineligible Dealer Note shall be deducted from the prior principal balance of Dealer Notes in the Issuing Entity. The Depositor shall deposit in the Collections Account on the day its removal is required an amount equal to the principal amount of such Ineligible Dealer Note plus accrued but unpaid finance charges thereon. Such deposit shall be considered a payment in full of the Ineligible Dealer Note and shall be applied as a Principal Collection in accordance with the Indenture. Upon each removal of an Ineligible Dealer Note from the Issuing Entity, the Issuing Entity shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Depositor, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Depositor under this Agreement, the Issuing Entity has not sold, transferred or encumbered such Ineligible Dealer Note other than pursuant to the Indenture), all the right, title and interest of the Issuing Entity in and to such Ineligible Dealer Note, all monies due or to become due with respect thereto and all proceeds thereof. The Issuing Entity, the Owner Trustee and the Indenture Trustee, as the case may be, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor to effect the conveyance of such Ineligible Dealer Note pursuant to this Section 2.05. The provisions of Sections 2.05(a), (b) and (c) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Sections 2.04(a)(ii), (iii), (iv) and (vi) with respect to such Dealer Note available to the Issuing Entity, the Secured Parties or the Indenture Trustee on behalf of the Secured Parties.

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(d) For the purposes of Sections 2.05(a) and 2.05(b) above, proceeds of a Dealer Note shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is NFC) for more than the applicable period under Section 9-315 of the UCC.

SECTION 2.06 Purchase of Noteholders’ Interest. In the event of any breach of any of the representations and warranties set forth in Section 2.04(a)(v), and such event has a material adverse effect on the interests of the Noteholders, either the Majority Holders or the Indenture Trustee at the direction of the Majority Holders, by notice then given in writing to the Depositor (and to the Indenture Trustee and the Servicer if given by the Noteholders), may direct the Depositor to purchase the Noteholders’ Interest within sixty (60) days of such notice, or within such longer period as may be specified in such notice, and the Depositor shall be obligated to make such purchase on a Distribution Date occurring within such period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, prior to the Determination Date preceding the final Distribution Date within such period, the representations and warranties contained in Section 2.04(a)(v) shall be satisfied in all material respects and any material adverse effect on the interests of the Noteholders caused thereby shall have been cured. The Depositor shall deposit in the Collections Account on a Transfer Date occurring within such period an amount equal to the purchase price (as described in the next sentence) for the Noteholders. The purchase price for any such purchase will be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, the entire amount of the purchase price deposited in the Collections Account shall be distributed to the Noteholders on such Distribution Date in accordance with the related Indenture Supplement. Payment of such purchase price into the Collections Account in immediately available funds shall otherwise be considered a prepayment in full of the Dealer Notes in the Issuing Entity. If the Indenture Trustee or the Noteholders give notice directing the Depositor to purchase the Noteholders’ Interest as provided above, the obligation of the Depositor to purchase the Noteholders’ Interest pursuant to this Section 2.06 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.06 available to the Secured Parties (or the Indenture Trustee on behalf of the Secured Parties).

SECTION 2.07 Covenants of the Depositor. The Depositor hereby covenants that:

(a) Security Interests. Except for the conveyances hereunder and the other Issuing Entity Documents, the Depositor will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any Lien on any Dealer Notes transferred to the Issuing Entity hereunder, whether existing as of the Effective Date or thereafter created, or any interest therein. The Depositor shall defend the right, title, and interest of the Issuing Entity in, to and under any such Dealer Note against all claims of third parties claiming through or under the Depositor.

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(b) Delivery of Collections. In the event that the Depositor receives Collections, the Depositor agrees to pay or cause to be paid to the Servicer all such Collections, in each case, as soon as practicable after receipt thereof by the Depositor but in no event later than the second Business Day after receipt thereof by the Depositor.

SECTION 2.08 Optional Removal of Dealers as Removed Dealers and Removal of Eligible Dealer Notes.

(a) On any Business Day, the Depositor shall have the right from time to time as described in this Section 2.08 to designate, in its sole discretion, but subject to the limitations below, one or more Eligible Dealers as a Dealer whose Dealer Notes will no longer be permitted to be transferred to the Issuing Entity (each, until the Depositor and NFC shall agree that such designation shall no longer apply, a “Removed Dealer”) and to require, at the election of the Depositor, the Dealer Notes issued by such Dealer to be removed from the Issuing Entity. To so designate any Dealer as a Removed Dealer and, if applicable, to remove the related Dealer Notes, the Depositor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

(i) not less than three Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the Indenture Trustee and the Rating Agencies a written notice (the “Removal Notice”) specifying the Depositor’s intent to designate one or more Eligible Dealers as Removed Dealers, the Dealers to which such designation will relate and the date such designation will become effective (the “Removal Commencement Date”), and, if the Depositor intends to remove Dealer Notes pursuant to Section 2.08(c), not less than three (3) Business Days but not more than thirty (30) days prior to such removal of Dealer Notes, furnish to the Indenture Trustee and the Rating Agencies, a written notice specifying the Depositor’s intent to remove Dealer Notes, the Removed Dealer(s) to which such Dealer Notes relate and the date the Dealer Notes will be removed; and

(ii) determine on the Removal Commencement Date with respect to such Dealer Notes the aggregate principal amount of such Dealer Notes (the “Removal Balance”).

(b) The designation of any Dealer as a Removed Dealer and, if applicable, the removal of any of such Dealer Notes pursuant to this Section 2.08 shall be subject to the following conditions:

(i) the Depositor shall represent and warrant that such designation and removal shall not, in the reasonable belief of the Depositor, result in the occurrence of an Early Redemption Event or have an adverse effect in any material respect on any Notes;

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(ii) the aggregate amount of Eligible Dealer Notes related to such Removed Dealers, together with the Eligible Dealer Notes related to any Dealers designated as Removed Dealers pursuant to this Section 2.08 in the preceding twelve (12) month period, in each case as of the applicable Removal Commencement Date, shall not exceed 5.0% of the aggregate amount of all Eligible Dealer Notes held by the Issuing Entity as of the current Removal Commencement Date; provided, that, the aggregate amount of Eligible Dealer Notes related to any Dealers designated as Removed Dealers in such preceding twelve (12) month period may equal or exceed 5.0% of the aggregate amount of all Eligible Dealer Notes held by the Issuing Entity as of the current Removal Commencement Date if the Rating Agency Condition with respect to each outstanding Series of Notes shall have been satisfied with respect to such removal;

(iii) such designation and removal shall not cause the Seller’s Interest to be less than the Minimum Seller’s Interest; and

(iv) on or before the related Removal Commencement Date, the Depositor shall have delivered to the Indenture Trustee an officer’s certificate confirming the items set forth in clauses (i), (ii) and (iii) above.

(c) Subject to the satisfaction of the conditions set forth in Section 2.08(b), from and after the Removal Commencement Date with respect to such Removed Dealer(s), the Depositor shall not transfer Dealer Notes with respect to such Removed Dealers to the Issuing Entity. On any Business Day on or after the Removal Commencement Date, the Depositor may remove from the Issuing Entity all of the Dealer Notes issued by such Removed Dealer(s) by either transferring cash and/or Dealer Notes to the Issuing Entity, and/or reducing the Seller’s Interest (but in no event to an amount below the Minimum Seller’s Interest after giving effect to any transfer of any cash or Dealer Notes to the Issuing Entity on such date), so that the total amount of transferred cash and/or Dealer Notes and reduction in the Seller’s Interest is equal to the Removal Balance related to such Dealer Notes as of the date of removal. All amounts so allocated to Dealer Notes owned by the Issuing Entity or paid to the Issuing Entity for the removed Dealer Notes shall constitute Principal Collections and shall reduce the Removal Balance. The Removal Balance shall also be reduced to the extent Dealer Notes issued by such Dealer(s) and held by the Issuing Entity on the Removal Commencement Date shall be written off as uncollectible.

(d) After the Removal Balance with respect to any such Dealer Notes is reduced to zero (the “Removal Date”), all of the Issuing Entity’s right, title and interest in, to and under such Dealer Notes and the related collateral shall be deemed to be transferred and released by the Issuing Entity to the Depositor without recourse, representation or warranty.

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SECTION 2.09 Removal of Dealer Notes of Ineligible Dealers.

(a) From and after the date on which a Dealer becomes an Ineligible Dealer, the Depositor shall not transfer Dealer Notes issued by such Ineligible Dealer to the Issuing Entity (such date being deemed the Removal Commencement Date for such Dealer). Not later than the tenth Business Day after the last day of the calendar month in which a Dealer becomes an Ineligible Dealer, the Depositor (or the Servicer on its behalf) shall furnish a Removal Notice to the Indenture Trustee identifying each such Ineligible Dealer, the Removal Commencement Date for each such Ineligible Dealer and specifying for each such Ineligible Dealer as of the Removal Commencement Date the Removal Balance.

(b) On any Business Day on or after a Dealer becomes an Ineligible Dealer, upon prior written notice to the Indenture Trustee and the Rating Agencies, the Depositor shall have the right to remove all of the Dealer Notes issued by such Ineligible Dealer held by the Issuing Entity by either transferring cash and/or Dealer Notes to the Issuing Entity, and/or reducing the Seller’s Interest (but in no event to an amount below the Minimum Seller’s Interest after giving effect to any the transfer of any cash or Dealer Notes to the Issuing Entity on such date), so that the total amount of transferred cash and/or Dealer Notes and reduction in the Seller’s Interest is equal to the Removal Balance related to such Dealer Notes as of the date of removal. All amounts so allocated to Dealer Notes owned by the Issuing Entity or paid to the Issuing Entity for the removed Dealer Notes shall constitute Principal Collections and shall reduce the Removal Balance. After the Removal Date with respect to any such Ineligible Dealer, all of the Issuing Entity’s right, title and interest in, to and under the Dealer Notes issued by such Ineligible Dealer and the related collateral shall be deemed to be transferred and released by the Issuing Entity to the Depositor without recourse, representation or warranty.

SECTION 2.10 Sale of Defaulted Dealer Notes. The Servicer may, in its discretion and without the consent of any other Person, sell, transfer, convey or otherwise assign to any Person on behalf of the Issuing Entity any Defaulted Dealer Notes in order to, in the reasonable determination of the Servicer, maximize the proceeds with respect to such Dealer Notes for the benefit of the Issuing Entity, which proceeds shall be treated as Dealer Note Collections and shall be allocated in accordance with Section 4.01.

ARTICLE III

ADMINISTRATION AND SERVICING OF DEALER NOTES

SECTION 3.01 Acceptance of Appointment and Other Matters Relating to Servicer.

(a) In connection with and in consideration for the conveyance of the Dealer Notes and the other rights conveyed hereunder to the Issuing Entity, the Depositor, in its capacity as holder of the Certificates, agrees to cause NFC to act as Servicer under this Agreement and NFC agrees to act as Servicer under this Agreement. The Noteholders by their acceptance of the Notes consent to NFC acting as Servicer.

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(b) The Servicer is hereby authorized in the name and on behalf of the Issuing Entity and the Depositor, and agrees, to service and administer the Dealer Notes and collect payments due under such Dealer Notes in accordance with its customary and usual servicing procedures for servicing wholesale payment obligations comparable to the Dealer Notes and in accordance with the Credit Guidelines. The Servicer, acting alone or through any party designated by it pursuant to Section 7.07, shall do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 9.01, the Servicer is hereby authorized and empowered, (i) unless such power and authority is revoked by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collections Account, the Excess Funding Account, the Servicer Transition Fee Account and any Supplemental Account as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to execute and deliver, on behalf of the Issuing Entity for the benefit of the Noteholders and the other Secured Parties (but in its own name, without reference to the fact that it is acting for the Issuing Entity), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Dealer Notes and, after the delinquency of any such Dealer Notes and to the extent permitted under and in compliance with applicable law and regulations, to commence collection proceedings with respect to such Dealer Notes, (iii) to make any filings or registrations with, and to seek any consents or authorizations from, the Commission and any securities authority of any jurisdiction on behalf of the Issuing Entity as may be necessary or advisable to comply with the securities or reporting requirements laws of the United States or any state or other jurisdiction and (iv) to instruct the Indenture Trustee to take any action required or permitted under any Enhancement. The Issuing Entity shall furnish the Servicer with any powers of attorney and other documents as the Servicer may request necessary or appropriate under the laws of any jurisdiction with authority over the Dealer Notes to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall under no circumstances be obligated to use servicing procedures, offices, employees or accounts for servicing Dealer Notes separate from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other dealer notes.

SECTION 3.02 Servicing Compensation. With respect to any Series, as full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in this paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each day prior to the Final Issuing Entity Termination Date, payable in arrears, on each date and in the manner specified in the applicable Indenture Supplement. The “Servicing Fee” shall be the aggregate of the fees specified in the Indenture Supplements and shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements. The share of the Servicing Fee for any Series allocable to Noteholders shall be determined in accordance with the terms of the applicable Indenture Supplement. The Servicer’s expenses include the amounts due to the Indenture Trustee and the Owner Trustee pursuant to Sections 3.10 and 3.11 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities under the Issuing Entity Documents, and include all other fees and expenses of the Issuing Entity not expressly stated herein to be for the account of the Noteholders; provided, that in no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Issuing Entity, the Indenture Trustee, the Owner Trustee or the Securityholders. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Servicer shall not be entitled to any payment pursuant to this Agreement for any activities it conducts hereunder prior to the Effective Date.

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SECTION 3.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Issuing Entity as of the date of this Agreement, as of the Effective Date, and with respect to any Series of Notes, as of the related Series Issuance Date, as the case may be, unless otherwise stated in such Indenture Supplement, that:

(a) Organization and Good Standing. The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect on the rights of the Noteholders and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own its property and conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Servicer have been duly authorized by all necessary corporate action on the part of the Servicer.

(c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) No Proceeding. There are no proceedings or, to the knowledge of the Servicer, investigations, pending or threatened against the Servicer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Notes, or (v) seeking to affect adversely the income tax attributes of the Issuing Entity under the United States federal, Illinois, or New York income tax systems.

(e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of the Servicer, and do not and will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it or its properties is bound, or, to the best of Servicer’s knowledge, any Requirement of Law applicable to the Servicer.

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(f) All Consents Required. All approvals, authorizations, consents, orders, registrations or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of its obligations under this Agreement and the fulfillment by the Servicer of the servicing terms hereof, have been obtained.

SECTION 3.04 Reports and Records for the Indenture Trustee.

(a) Daily Report. To the extent required by any Indenture Supplement, on each Business Day, the Servicer shall prepare a completed report containing the information required in such Indenture Supplement.

(b) Monthly Servicer Certificates. On each Determination Date preceding a Distribution Date, the Servicer shall forward to the Depositor, the Indenture Trustee and the Paying Agent a certificate of a Servicing Officer substantially in the form set forth in the related Indenture Supplement (the “Servicer Certificate”), which shall be distributed as set forth in the related Indenture Supplement.

SECTION 3.05 Servicer Certificate. The Servicer will deliver to the Indenture Trustee, the Depositor and the Rating Agencies, on or about April 15 of each calendar year (beginning on the first occurrence of April 15 following the Effective Date) or within ten Business Days of the Servicer’s discovery of a Servicer Termination Event, an Officer’s Certificate substantially in the form of Exhibit A stating that (a) in the course of the performance by the signer of his or her duties as officer of the Servicer he or she would normally obtain knowledge of any Servicer Termination Event and (b) whether he or she has obtained knowledge of any such Servicer Termination Event, and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of any such certificates may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office.

SECTION 3.06 Annual Independent Public Accountants’ Servicing Report.

(a) On or about April 15 of each calendar year, beginning on the first occurrence of April 15 following the Effective Date, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor or any of their Affiliates) to furnish a report to the Indenture Trustee and the Servicer to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Issuing Entity and that nothing has come to their attention that would cause them to believe that such servicing

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has not been conducted in compliance with Sections 3.02 and 7.07 and Article IV of this Agreement, except for such exceptions as shall be set forth in such report. A copy of any such reports may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office.

(b) On or about April 15 of each calendar year, beginning on the first occurrence of April 15 following the Effective Date, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor or any of their Affiliates) to furnish a report to the Indenture Trustee to the effect that they have compared the mathematical calculations of each amount set forth in each of the monthly certificates forwarded by the Servicer pursuant to Section 3.04(b) during the preceding calendar year with the computer reports of the Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such report. A copy of any such reports may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office.

SECTION 3.07 Custody of Dealer Notes. To assure uniform quality in servicing the Dealer Notes and to reduce administrative costs, the Depositor and the Issuing Entity, upon the execution and delivery of this Agreement, hereby revocably appoint the Servicer, and the Servicer hereby accepts such appointment to act as the agent of the Depositor and the Issuing Entity, respectively, as custodian of the following documents or instruments which are hereby constructively delivered to the Depositor and the Issuing Entity with respect to each Dealer Note:

(a) the original of any promissory note or other instrument representing the Dealer Note;

(b) any evidence of the original Dealer Agreement fully executed by the Dealer that the Servicer shall have on file in accordance with its customary procedures; and

(c) any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Dealer Note, a Dealer or a Financed Vehicle.

SECTION 3.08 Covenants of the Servicer.

(a) Credit Guidelines. NFC will not change in any material respect its collection and monitoring policies and procedures from the Credit Guidelines if any such change might reasonably be expected to materially impair the collectability of the Dealer Notes or allow any other party providing financing to a Dealer to have a security interest in Financed Vehicles which is prior to NFC’s security interest in such Financed Vehicles, nor will NFC change in any material respect its current practices with respect to the recognition of estimated or actual loss on Dealer Notes in any manner which might reasonably be expected to affect materially the incidence of Principal Losses.

(b) Casualty Insurance. If any Series are outstanding, the Servicer shall maintain insurance policies insuring the Financed Vehicles related to the Dealer Notes against casualty loss substantially similar in amount and coverage to those maintained by the Servicer as of the date hereof.

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(c) Selection of Dealer Notes. If the Servicer is required, pursuant to the definition of Eligible Dealer Note, to select certain Dealer Notes from the dealer notes issued by a particular Dealer for transfer to the Issuing Entity, such Dealer Notes shall be selected in a manner that shall not be adverse to the rights of the Noteholders.

(d) Recoveries. The Servicer covenants and agrees that any recoveries from or with respect to Dealers relating to a group of Dealer Notes held by the Issuing Entity and any dealer notes not held by the Issuing Entity (other than recoveries attributable to a specific Dealer Note held by the Issuing Entity, which recoveries will be applied to such Dealer Note, or recoveries attributable to a specific dealer note held by a person other than the Issuing Entity, which recoveries will be applied to such dealer note) will be allocated pro rata between the Issuing Entity and NFC based on the principal amount of losses on Dealer Notes issued by such Dealer and owned by the Issuing Entity and the principal amount of losses on dealer notes issued by such Dealer and owned by NFC or any other party, and that any such recoveries allocable to the Issuing Entity will be deposited in the Collections Account and treated as Dealer Note Collections. Dealer Notes written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, the Indenture and any Indenture Supplement.

SECTION 3.09 Successor Servicer Transition Expenses; Backup Servicing Fee; Backup Servicing Expenses.

(a) Successor Servicer Transition Expenses. In the event that a Successor Servicer shall be appointed pursuant to Section 9.02 of this Agreement, the set up and servicing transition fees and costs of such Successor Servicer shall be paid for with funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer. If the amount on deposit in the Servicer Transition Fee Account is insufficient to cover all of the fees and expenses associated with the transition of the servicing functions or such monthly fees and expenses, no Person will be obligated to deposit any additional funds into the Servicer Transition Fee Account. Notwithstanding the foregoing, the Servicer Transition Fee Account may be closed by the Servicer and the funds on deposit therein returned to the Servicer upon the Servicer’s receipt of Moody’s consent to such actions; provided, that, the Servicer Transition Fee Account may not be closed so long as the Backup Servicing Agreement has not been terminated.

(b) Backup Servicing Fee. With respect to any Series, as full compensation for its backup servicing activities under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive a backup servicing fee in respect of each day prior to the earlier of (i) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof and (ii) the Final Issuing Entity Termination Date, payable in arrears, on each date and in the manner specified in the applicable Indenture Supplement. The “Backup Servicing Fee” shall be the aggregate of the fees specified in the Indenture Supplements and shall be payable to the

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Backup Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements. The share of the Backup Servicing Fee for any Series allocable to Noteholders shall be determined in accordance with the terms of the applicable Indenture Supplement.

(c) Backup Servicing Expenses. The Backup Servicer shall also be entitled to receive the Backup Servicing Expenses in respect of each day prior to the earlier of (i) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof and (ii) the Final Issuing Entity Termination Date, payable in arrears, on each date and in the manner specified in the applicable Indenture Supplement. The share of the Backup Servicing Expenses for any Series allocable to Noteholders shall be determined in accordance with the terms of the applicable Indenture Supplement.

SECTION 3.10 The Servicer to Pay Fees and Expenses of Owner Trustee and Indenture Trustee. The Servicer covenants and agrees to pay to from time to time, and each of the Owner Trustee and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the exercise and performance of any of the powers and duties of such trustee under the Trust Agreement or the Indenture, respectively, and the Servicer will pay or reimburse the Owner Trustee and the Indenture Trustee (without reimbursement from any Supplemental Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee and the Indenture Trustee in accordance with any of the provisions of the Trust Agreement or the Indenture, respectively, including the reasonable fees and expenses of its agents and counsel, except any such expense, disbursement or advance that is caused by its negligence, bad faith, or willful misconduct.

SECTION 3.11 Rating Agency Notices if NFC Is No Longer The Servicer. If NFC is no longer the Servicer, the Successor Servicer shall provide any required Rating Agency notices under the Issuing Entity Documents to NFC, who promptly shall forward such notices to the Rating Agencies.

SECTION 3.12 Regulation AB Reporting. If the Depositor determines in its reasonable discretion that the Servicer is required by Regulation AB to deliver or file any report, certificate, certification, attestation or other document in connection with any Series of Notes, the Servicer shall comply with such obligation.

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ARTICLE IV

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01 Collections and Allocations.

(a) Deposits to the Collections Accounts. The Servicer or the Indenture Trustee, as the case may be, shall deposit all Collections into the Collections Account within two (2) Business Days of receipt thereof in accordance with this Article IV and the terms of the Indenture and each Indenture Supplement; provided, however, that, Dealer Note Collections shall be deposited net of any Dealer Note Collections that represent Advance Reimbursements; and provided further, that notwithstanding anything to the contrary in this Agreement, so long as NFC maintains a short term rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s or NFC otherwise obtains the Rating Agency confirmation described below, subject to any limitations in the confirmations described below, the Servicer need not make the deposits of Collections into the Collections Account provided in this Section 4.01, but may make a single deposit into the Collections Account in same-day or next-day funds not later than 2:00 p.m., New York City time, on the Transfer Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Due Period in the Collections Account; provided, however, that prior to ceasing daily deposits as described above, the Depositor shall have delivered to the Indenture Trustee written confirmation from each of the Rating Agencies that the failure by NFC to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or Class. In addition, on each Navistar Interest Transfer Date, the Servicer shall direct the Indenture Trustee to withdraw from the Interest Deposit Account and deposit in the Collections Account an amount equal to the Navistar Finance Charges for the immediately preceding Due Period.

(b) Excepted Deposits and Withdrawals. Notwithstanding anything else in this Agreement to the contrary, with respect to any Due Period, (i) the Servicer shall only be required to deposit Collections into the Collections Account up to the aggregate amount of Collections required to be deposited into each Supplemental Account or, without duplication, distributed on the related Distribution Date to Noteholders or to any Enhancement Provider pursuant to the terms of any Indenture Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date, the amount of Collections deposited in the Collections Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall be permitted to withdraw the excess from the Collections Account.

(c) Advances. On or prior to each Transfer Date, the Servicer shall deposit any Advance for the related Due Period into the Collections Account.

ARTICLE V

DISTRIBUTIONS AND REPORTS TO

NOTEHOLDERS

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the Indenture and the applicable Indenture Supplement.

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ARTICLE VI

OTHER MATTERS RELATING TO THE DEPOSITOR

SECTION 6.01 Liability of Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor in such capacity herein.

SECTION 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Depositor.

(a) Nothing in this Agreement shall prevent any consolidation or merger of the Depositor with or into any other entity, or any consolidation or merger of any other entity with or into the Depositor, or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other entity lawfully entitled to acquire the same; provided, that so long as Notes are outstanding under the Indenture, the Depositor covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Depositor shall, by an agreement supplemental hereto, executed and delivered to the Servicer and the Issuing Entity, be assumed by the entity (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if such successor entity had been the original party hereto; and, in the event of any such sale or transfer, the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter; and further, provided, that so long as Notes are outstanding hereunder, the Depositor covenants and agrees that it will not consummate any such consolidation, merger, sale or transfer until the Rating Agency Condition with respect to each outstanding Series of Notes is satisfied. The Depositor shall also deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement is a valid and binding obligation of such surviving entity, enforceable against such entity in accordance with its terms.

(b) The obligations of the Depositor hereunder shall not be assignable, nor shall any Person succeed to the obligations of the Depositor hereunder, except in each case in accordance with the provisions of the foregoing paragraph.

SECTION 6.03 Limitation on Liability of Certain Persons. No recourse under or upon any obligation or covenant of this Agreement, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, member, officer or director, as such, past, present or future, of the Depositor or of any successor entity, either directly or indirectly through the Depositor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations of the Depositor hereunder are solely corporate obligations of the Depositor, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, member, officers or directors, as such, of the Depositor or of any successor entity, or any of them, under or by reason of the obligations or covenants of the Depositor contained in this Agreement or in any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such

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rights and claims against, every such incorporator, stockholder, member, officer or director, as such, under or by reason of the obligations or covenants of the Depositor contained in this Agreement or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of such Notes. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 6.04 Depositor Authorized to File Reports Pursuant to Securities Exchange Act and Securities Act. The Depositor is hereby authorized (i) to file on behalf of the Issuing Entity all reports and other disclosures required to be filed with the Commission or any exchange or any association of securities dealers pursuant to the Securities Act or the Securities Exchange Act, or any similar laws or any rules or regulations thereunder, and (ii) to make any filings or registrations with, and to seek any consents or authorizations from, the Commission and any securities authority of any jurisdiction on behalf of the Issuing Entity as may be necessary or advisable to comply with the securities or reporting requirements laws of the United States or any state or other jurisdiction.

SECTION 6.05 Other Indebtedness. The Depositor shall not incur any indebtedness for borrowed money, or assume or guaranty any indebtedness of any other Person, other than (a) indebtedness incurred in connection with Notes, (b) indebtedness incurred in connection with the acquisition of Dealer Notes and assets related thereto or otherwise permitted by this Agreement or the 1995 Pooling and Servicing Agreement or the other agreements contemplated hereby or thereby, including the 2004 Indenture, (c) additional indebtedness to NFC (i) where NFC has delivered to the Depositor an undertaking that it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for at least one year after all Notes are paid in full, (ii) that does not constitute a claim against the Depositor in the event that the Depositor’s assets are insufficient to pay in full such obligations, (iii) is nonrecourse against any assets of the Depositor other than the assets pledged to secure such additional debt, and (iv) which, if secured by the Certificates, is fully subordinated to the Notes, and (d) other indebtedness not exceeding $100,000 in any calendar year for reasonable and customary operating expenses, unless the Rating Agency Condition with respect to each outstanding Series of Notes shall have been satisfied prior to the incurrence or issuance thereof.

ARTICLE VII

OTHER MATTERS RELATING TO THE SERVICER

SECTION 7.01 Servicer Liability. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

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SECTION 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Nothing in this Agreement shall prevent any consolidation or merger of the Servicer with or into any other entity, or any consolidation or merger of any other corporation with or into the Servicer, or any sale or transfer of all or substantially all of the property and assets of the Servicer to any other entity lawfully entitled to acquire the same; provided, however, that, so long as Notes are outstanding under the Indenture, the Servicer covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Servicer shall, by an agreement supplemental hereto, executed and delivered to the Depositor and the Issuing Entity, be assumed by the entity (if other than the Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Servicer, just as fully and effectually as if such successor entity had been the original party hereto; and, in the event of any such sale or transfer, the predecessor Servicer may be dissolved, wound up and liquidated at any time thereafter. The Servicer shall also deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement is a valid and binding obligation of such surviving entity, enforceable against such entity in accordance with its terms. The Servicer shall deliver notice of any such consolidation, merger, sale or transfer to each Rating Agency.

SECTION 7.03 Limitation on Liability of the Servicer and Others. No recourse under or upon any obligation or covenant of this Agreement, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, member, officer or director, as such, past, present or future, of the Servicer or of any successor entity, either directly or through the Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations of the Servicer hereunder are solely corporate obligations of the Servicer, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, members, officers or directors, as such, of the Servicer or of any successor entity, or any of them, under or by reason of the obligations or covenants of the Servicer contained in this Agreement or in any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, member, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants of the Servicer contained in this Agreement or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of such Notes. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Dealer Notes in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

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SECTION 7.04 Indemnities by the Servicer.

(a) The Servicer shall indemnify, defend and hold harmless:

(i) the Indenture Trustee, the Owner Trustee, the Issuing Entity and the Securityholders from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of any Dealer Notes to the Issuing Entity hereunder or the issuance and original sale of any Securities, or asserted with respect to ownership or transfer of any Dealer Notes or the Securities, or federal, state or other income taxes arising out of distributions or receipt of payment on the Securities, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

(ii) the Indenture Trustee, the Owner Trustee, the Issuing Entity and the Securityholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Indenture Trustee, the Owner Trustee, the Issuing Entity or the Securityholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, the Purchase Agreement, the Indenture or the Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, the Purchase Agreement, the Indenture or the Trust Agreement; and

(iii) the Indenture Trustee and the Owner Trustee, and their respective directors, officers, employees and agents, from and against all costs, disbursements (including the reasonable fees and expenses of outside counsel) expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Indenture, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the Issuing Entity Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Collateral, and the Trust Agreement (in case of the Owner Trustee), including the administration of the Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 8.16 of the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement.

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(b) Indemnification under this Section 7.04 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 7.04 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. The Servicer’s obligations under this Section 7.04 shall survive the resignation or removal of the Owner Trustee or Indenture Trustee and the termination of this Agreement. The Owner Trustee and Indenture Trustee are expressly intended to be third-party beneficiaries of this Section 7.04.

SECTION 7.05 Servicer Resignation. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignations shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

SECTION 7.06 Access to Certain Documentation and Information Regarding the Dealer Notes. The Servicer shall provide to the Issuing Entity and the Indenture Trustee access to the documentation regarding the Dealer Notes, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 7.06 shall derogate from the obligation of the Indenture Trustee, the Depositor, the Issuing Entity or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 7.06 as a result of such obligation shall not constitute a breach of this Section 7.06.

SECTION 7.07 Delegation of Duties. The Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Guidelines. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 7.05 hereof. The Servicer shall provide the Rating Agencies and the Indenture Trustee with written notice prior to any delegation of any material portion of its duties to any Person other than NFC or its successors and assigns and shall satisfy the Rating Agency Condition with respect to each outstanding Series of Notes if such delegation is not in the ordinary course of business.

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SECTION 7.08 Examination of Records. The Servicer shall clearly and unambiguously identify each Dealer Note purchased by, or assigned to, the Issuing Entity or pledged to the Indenture Trustee on behalf of the Secured Parties, in its computer records to reflect that such Dealer Notes have been conveyed to the Issuing Entity pursuant to this Agreement and pledged to the Indenture Trustee on behalf of the Secured Parties. The Servicer shall, prior to the sale or transfer to a third party of any dealer note held in its custody, examine its computer and other records to determine that it is not a Dealer Note.

ARTICLE VIII

RIGHTS UPON CERTAIN INSOLVENCY EVENTS

SECTION 8.01 Additional Rights Upon the Occurrence of Certain Events. If an Insolvency Event occurs with respect to the Depositor, the Depositor shall on the day such Insolvency Event occurs (the “Appointment Date”) immediately cease to transfer Dealer Notes to the Issuing Entity and shall promptly give notice to the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Issuing Entity of additional Dealer Notes, Dealer Notes transferred to the Issuing Entity prior to the occurrence of such Insolvency Event and collections in respect of such Dealer Notes whenever created or accrued in respect of such Dealer Notes, shall continue to be property of the Issuing Entity.

ARTICLE IX

SERVICER TERMINATION EVENT

SECTION 9.01 Servicer Termination Event. If any one of the following events (a “Servicer Termination Event”) shall occur:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Indenture Trustee to make any such payment, transfer or deposit required to be made or given by the Servicer pursuant to the Issuing Entity Documents on or before the date occurring five (5) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Servicer set forth in this Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Holders of the Notes and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee;

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(d) the Servicer shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Servicer shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Servicer shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(e) any order for relief against the Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Servicer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

then, so long as such Servicer Termination Event shall not have been remedied, the Indenture Trustee or the Majority Holders, by notice then given in writing to the Servicer (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 9.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Dealer Notes provided for under this Agreement, including, without limitation, all authority over all Principal Collections, Dealer Finance Charge Collections and Navistar Finance Charges which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer in any Supplemental Account, or which shall thereafter be received with respect to the Dealer Notes, and in assisting the Successor Servicer. The terminated Servicer shall promptly make available its electronic records relating to the Dealer Notes to the Successor Servicer in such electronic forms as the Successor Servicer may reasonably request and shall promptly make available to the Successor Servicer all other records, correspondence

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and documents necessary for the continued servicing of the Dealer Notes in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 9.01 shall require the terminated Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

Notwithstanding the foregoing, a delay in or failure of performance under Section 9.01(a) for a period of 10 Business Days or under Section 9.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, any Enhancement Providers, the Depositor and the Noteholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

SECTION 9.02 Indenture Trustee to Act; Appointment of Successor Servicer.

(a) On or after the receipt by the Servicer of a Termination Notice pursuant to Section 9.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and Indenture Trustee. The Indenture Trustee shall as promptly as possible appoint a successor Servicer (the “Successor Servicer”), which shall be the Backup Servicer if the Backup Servicing Agreement shall remain in effect, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any bank or other entity having a net worth of not less than $100,000,000, or whose majority owner is, either directly or indirectly, a Person having a net worth on a consolidated basis of not less than $100,000,000, and whose regular business includes the servicing of wholesale payment obligations as the Successor Servicer hereunder. The Indenture Trustee shall immediately give notice to the Servicer (who shall promptly forward such notice to the Rating Agencies), any Enhancement Providers, and the Noteholders upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the terminated Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except as limited in the written acceptance by such Successor Servicer or in the Backup Servicing Agreement) and the Successor Servicer shall be

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deemed to have made the representations and warranties set forth in Section 3.03 hereof (except as limited in the written acceptance by such Successor Servicer or in the Backup Servicing Agreement), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer except (unless otherwise agreed by the predecessor Servicer and the Successor Servicer, in which case the predecessor Servicer shall be released of such obligations) for the references in Section 6.9 of the Trust Agreement, Section 8.07 of the Indenture and Sections 7.04(a)(i), 7.04(a)(ii) (with respect to any action taken by the predecessor Servicer), and 7.04(a)(iii) of this Agreement which shall continue to refer to the predecessor Servicer; provided, however, that, with respect to any amount related to or arising as a result of the negligence, bad faith, willful misfeasance or recklessness of the Successor Servicer, NFC shall not pay or reimburse, and the Successor Servicer shall pay and reimburse, the Owner Trustee pursuant to Section 6.9 of the Trust Agreement, the Indenture Trustee pursuant to Section 8.07 of the Indenture, and the indemnified parties pursuant to Section 7.04 of this Agreement therefor. The Successor Servicer shall expressly be authorized, subject to Section 7.07, to delegate any of its duties hereunder to NFC on and after the date of any transfer of servicing pursuant to this Article IX. Any Successor Servicer, by its acceptance of its appointment, will (except as limited in the written acceptance by such Successor Servicer) automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

(c) In connection with such appointment and assumption, the Depositor may make such arrangements for the compensation of the Successor Servicer out of Dealer Finance Charges, as it and such Successor Servicer shall agree; provided, however, that each Series of Notes shall be responsible for the payment of the portion of the Servicing Fee allocated to such Series in accordance with the related Indenture Supplement and the the Depositor shall be responsible for payment of all other amounts in excess of such amounts allocated to the Notes. The holders of the Certificates agree that if NFC (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Depositor shall be reduced by an amount sufficient to pay Depositor’s share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuing Entity pursuant to Section 7.1 of the Trust Agreement, and shall pass to and be vested in the Depositor and, without limitation, the Depositor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Depositor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Dealer Notes. The Successor Servicer shall transfer its electronic records relating to the Dealer Notes to the Depositor in such electronic form as the Depositor may reasonably request and shall transfer all other records, correspondence and documents to the Depositor in the manner and at such times as the Depositor shall reasonably request. To the extent that compliance with this Section 9.02 shall require the Successor Servicer to disclose to the Depositor information of any kind which the Successor Servicer deems to be confidential, the Depositor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

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(e) In the event that NFC is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 9.02 shall deliver or make available to NFC and the Depositor each certificate and report required to be prepared, forwarded or delivered thereafter by the Servicer pursuant to this Agreement or the other Issuing Entity Documents.

SECTION 9.03 Notification to the Indenture Trustee. Upon the occurrence of any Servicer Termination Event, the Servicer shall give prompt written notice thereof to the Indenture Trustee.

SECTION 9.04 Waiver of Past Breaches. The Majority Holders may, on behalf of all holders of Notes, waive the effect of any Servicer Termination Event by the Servicer or breach of the Depositor in the performance of its obligations hereunder and its consequences, except a failure to make any required deposits or payments in accordance with Section 4.01. Upon any such waiver of a past breach, such breach shall cease to exist, and any breach arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other breach or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE X

TERMINATION

SECTION 10.01 Termination. Notice of any termination of the Issuing Entity and the Trust Agreement shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof. Following the satisfaction and discharge of the Indenture and the payment in full of principal and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of the Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the Indenture Trustee set forth in Sections 6.03, 7.03 and 9.02 of this Agreement). After payment to the Indenture Trustee, the Owner Trustee, the Securityholders (including any required deposit into the Supplemental Accounts for the benefit of the Securityholders) and the Servicer of all amounts required to be paid (or so deposited) under this Agreement, the Indenture and the Trust Agreement, any amounts on deposit in the Excess Funding Account and the Collection Account and any other assets of the Issuing Entity, including any Dealer Notes held by the Issuing Entity, shall be paid and delivered to the Depositor and this Agreement (except for Section 7.04) shall be terminated.

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ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01 Amendment. (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Issuing Entity without the consent of any of the Securityholders; provided, that such action shall not, as evidenced by an Officer’s Certificate of the Servicer, addressed and delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Securityholder.

(b) This Agreement may also be amended from time to time by the Servicer, the Depositor and the Issuing Entity, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of the Controlling Class of each Series of Notes adversely affected in any material respect and a majority of the Certificateholders if the Certificates are adversely affected in any material respect (the consent of any Series of Notes or the Certificates shall not be required if such action shall not, as evidenced by an Officer’s Certificate of the Servicer, adversely affect in any material respect such Series of Notes or the Certificates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that the consent of a higher percentage of or all of Noteholders or satisfaction of the Rating Agency Condition with respect to any outstanding Series of Notes will be required if and to the extent such consent or satisfaction would be required pursuant to the terms of Section 10.02 of the Indenture as if Section 10.02 of the Indenture were contained in this Agreement.

(c) Notwithstanding anything herein to the contrary, this Agreement may be amended by the Depositor upon satisfaction of the Rating Agency Condition with respect to each outstanding Series of Notes, but without the consent of any other Person (including any Securityholder) other than as may be specified in an Indenture Supplement, to amend, add or delete the criteria used in the definition of “Dealer Concentration Limit,” “Defaulted Dealer Notes,” “Dealer,” “Dealer Note,” “Eligible Dealer,” “Eligible Dealer Note,” “Eligible Investments,” “Financed Vehicle,” “Ineligible Dealer,” “Navistar Vehicle,” “OEM Note,” “OEM Supplier,” “OEM Vehicle,” and “Used Vehicle Concentration Limit” as set forth in Appendix A to this Agreement.

(d) Prior to the execution of any such amendment or consent the Servicer shall furnish notification of the substance thereof to each Rating Agency. Promptly after the execution of any such amendment or consent the Indenture Trustee (at the expense of the Servicer) shall furnish written notification of the substance of such amendment to each Noteholder, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Servicer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Enhancement Provider.

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(e) It shall not be necessary for the consent of any Securityholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(f) Any amendments to any list or schedule of Dealer Notes acquired by the Issuing Entity as a result of the removal of Dealer Notes from the Issuing Entity as provided in Sections 2.05, 2.06, 2.08, 2.09 or 2.10 or any amendment pursuant to Section 3.11(b) of the Indenture shall not be considered amendments to this Agreement for the purpose of Sections 11.01(a) and (b).

(g) Each of the Depositor, the Servicer and the Issuing Entity agrees that such Person shall not amend or agree to any amendment of the Purchase Agreement unless such amendment would be permissible under the terms of this Section 11.01 as if this Section 11.01 were contained in the Purchase Agreement.

(h) So long as any notes issued under the 2004 Indenture rated by Standard & Poor’s shall be outstanding, 10 days prior to the execution of any material amendment to the Issuing Entity Documents or any new issuance of Notes pursuant to the Indenture, the Servicer shall furnish written notification of the substance of such amendment or issuance to Standard & Poor’s.

SECTION 11.02 Protection of Right, Title and Interest to Issuing Entity.

(a) The Servicer shall cause all financing statements and continuation statements and any other necessary documents covering the Issuing Entity, the Noteholders and the Indenture Trustee’s right, title and interest in and to the Dealer Notes to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuing Entity hereunder to all property comprising the Trust Estate and the Indenture Trustee to all property comprising the Collateral. The Servicer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Depositor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 11.02(a). The Indenture Trustee shall not bear responsibility for filing status.

(b) Within thirty days after the Depositor makes any change in its name, identity, corporate structure or jurisdiction of organization which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, the Depositor shall give the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuing Entity’s security interest in the Dealer Notes, all monies due or to become due with respect thereto and all proceeds thereof, the security interests in the related Financed Vehicles and the Insurance Proceeds.

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(c) Each of the Depositor and the Servicer will give the Indenture Trustee prompt written notice of any change in its jurisdiction of organization and whether, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such financing statements or amendments as may be necessary to continue the perfection of the Issuing Entity’s security interest in the Dealer Notes and the proceeds thereof. Each of the Depositor and the Servicer will at all times maintain its principal executive office within the United States of America.

SECTION 11.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the conflict of law provisions thereof or any other jurisdiction, other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.04 Notices. All demands, notices and communications pursuant hereto to either party shall be delivered as specified in Appendix B to this Agreement.

SECTION 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders thereof.

SECTION 11.06 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.02, this Agreement may not be assigned by the Servicer.

SECTION 11.07 Further Assurances. The Depositor, the Servicer and the Issuing Entity agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution prior to and after the Effective Date of any termination statements, financing statements or continuation statements, as the case maybe, relating to the Dealer Notes for filing under the provisions of the UCC of any applicable jurisdiction.

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SECTION 11.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor, the Issuing Entity, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 11.09 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 11.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee (for the benefit of the Secured Parties), the Certificateholders and the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Article XI, no other person will have any right or obligation hereunder.

SECTION 11.11 No Petition. NFC, the Depositor and the Servicer, by entering into this Agreement, and any Successor Servicer, by accepting the benefits of this Agreement, hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of the Notes, they will not institute against the Depositor or the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

SECTION 11.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 11.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

*  *  *  *  *

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IN WITNESS WHEREOF, the Depositor, the Servicer and the Issuing Entity have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION as Depositor

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION as Servicer

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II
by: Deutsche Bank Trust Company Delaware, as Owner Trustee and not in its individual capacity

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Ellen Jean-Baptiste
Name:	Ellen Jean-Baptiste
Title:	Attorney-in-fact

Acknowledged and Accepted:

THE BANK OF NEW YORK MELLON as Indenture Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

EXHIBIT A

FORM OF ANNUAL SERVICER CERTIFICATE

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II

The undersigned, a duly authorized representative of Navistar Financial Corporation (“NFC”), as Servicer pursuant to the Pooling and Servicing Agreement dated as of November 2, 2011 (the “Pooling and Servicing Agreement”), by and among NFC, Navistar Financial Securities Corporation, and Navistar Financial Dealer Note Master Owner Trust II, hereby certifies that:

(a) NFC is Servicer under the Pooling and Servicing Agreement.

(b) The undersigned has read the Pooling and Servicing Agreement, is familiar with the provisions thereof and is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Indenture Trustee.

(c) In the course of my duties as an officer of the Servicer, I would normally obtain knowledge of any Servicer Termination Event.

(d) To the best of my knowledge, no Servicer Termination Event has occurred during the fiscal year _______ through ______.

Capitalized terms used in this Certificate have the respective meanings set forth in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of this _____ day of ___________ 20__.

NAVISTAR FINANCIAL CORPORATION as Servicer

By:
Name:
Title:

APPENDIX A

PART I - DEFINITIONS

Whenever used in the Issuing Entity Documents, the following words and phrases shall have the following meanings:

“1995 Interest Deposit Agreement” means the Interest Deposit Agreement, dated as of June 8, 1995, among Navistar, NFC and the 1995 Master Trust Trustee, as may be amended, restated, supplemented or otherwise modified from time to time.

“1995 Master Trust” means Navistar Financial Dealer Note Master Trust.

“1995 Master Trust Trustee” means The Bank of New York Mellon, as master trust trustee pursuant to the 1995 Pooling and Servicing Agreement.

“1995 Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of June 8, 1995, among NFC, NFSC and the 1995 Master Trust Trustee, as may be amended, restated, supplemented or otherwise modified from time to time.

“1995 Purchase Agreement” means the Purchase Agreement, dated as of June 8, 1995, between NFC and NFSC, as may be amended, restated, supplemented or otherwise modified from time to time.

“1995 Trust Documents” means the 1995 Purchase Agreement, the 1995 Pooling and Servicing Agreement, including the Series Supplement, and the 1995 Interest Deposit Agreement.

“1995 Trust Termination Date” means the date on which the 1995 Master Trust is terminated pursuant to the Omnibus Transfer and Termination Agreement.

“2004 Indenture” means the Indenture, dated as of June 10, 2004, between Navistar Financial Dealer Note Master Owner Trust and The Bank of New York Mellon (f/k/a The Bank of New York), as may be amended, restated, supplemented or otherwise modified from time to time.

“2011 Collateral Certificate” means the Series 2011-1 Investor Certificate issued pursuant to the Series Supplement.

“Accounts” means, collectively, the Collections Account, the Excess Funding Account, the Servicer Transition Fee Account and any Supplemental Account, in each case including any Sub-Accounts therein.

“Administration Agreement” means the Administration Agreement, dated as of November 2, 2011, among the Administrator, the Issuing Entity and the Indenture Trustee, as may be amended, restated, supplemented or otherwise modified from time to time.

“Administrator” means NFC, or any successor Administrator under the Administration Agreement.

“Advance” means, for any Due Period, an advance to the Collections Account by the Servicer of an amount equal to all Dealer Finance Charges for such Due Period which have not been paid by the related Transfer Date (other than the Uncollectible Finance Charges for such Due Period).

“Advance Reimbursement” means the reimbursement by the Issuing Entity to the Servicer of an Advance, which shall occur (i) when Unpaid Dealer Finance Charges are paid on the Dealer Notes to which the Advance relates or, if earlier, (ii) when the Servicer determines that it will be unable to recover Unpaid Dealer Finance Charges on the Dealer Notes to which the Advance relates.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing

“Aggregate Navistar Earned Interest” means, on any Calculation Day or Navistar Interest Transfer Date with respect to any Due Period or any portion thereof, the aggregate amount of Navistar Earned Interest on all Non-Interest Bearing Dealer Notes accrued during such Due Period.

“Aggregate Navistar Future Due Interest” means, on any Calculation Day, the aggregate amount of Navistar Future Due Interest on all Non-Interest Bearing Dealer Notes.

“Appointment Date” shall have the meaning specified in Section 8.01 of the Pooling and Servicing Agreement.

“Assignment” means, with respect to any Business Day, the assignment of Dealer Notes to the Issuing Entity on such Business Day.

“Authenticating Agent” means, with respect to any Notes, any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14 of the Indenture and, with respect to any Certificates, any Person authorized by the Owner Trustee to authenticate Certificates under Section 3.3 of the Trust Agreement, as applicable.

“Authorized Newspaper” means any newspaper or newspapers of general circulation in New York City customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Backup Servicer” means initially Wells Fargo Bank, National Association and thereafter any Person, if any, appointed as the Backup Servicer as provided in Section 3.05 or Section 4.01 of the Backup Servicing Agreement.

“Backup Servicing Agreement” means the Backup Servicing Agreement, dated as of November 2, 2011, among the Servicer, the Depositor, the Issuing Entity and the Backup Servicer, as may be amended, restated, supplemented or otherwise modified from time to time.

“Backup Servicing Expenses” means the reasonable out-of-pocket costs, expenses, disbursements and other charges incurred by the Backup Servicer in connection with the performance of its duties and obligations under the Backup Servicing Agreement and any damages or other amounts for which the Backup Servicer is entitled to indemnification pursuant to the Backup Servicing Agreement, each as expressly provided therein. For the avoidance of doubt, any set up and servicing transition fees and costs of the Backup Servicer incurred during the transition of the servicing of the Dealer Notes from the Servicer to the Backup Servicer as Successor Servicer shall not be included in Backup Servicing Expenses (such transition fees and costs to be payable as provided in the Pooling and Servicing Agreement and the Backup Servicing Agreement).

“Backup Servicing Fee” shall have the meaning specified in Section 3.09 of the Pooling and Servicing Agreement.

“Base Backup Servicing Fee” means the greater of (1) $90,000 and (2) (a) if the aggregate principal amount of the Dealer Notes in the Issuing Entity is greater than or equal to $1,000,000,000, the Base Backup Servicing Fee shall be equal to 0.015% multiplied by the aggregate principal amount of the Dealer Notes in Issuing Entity as of the last day of the applicable Due Period, (b) if the aggregate principal amount of the Dealer Notes in the Issuing Entity is greater than or equal to $650,000,000 but less than $1,000,000,000, the Base Backup Servicing Fee shall be equal to 0.02% multiplied by the aggregate principal amount of the Dealer Notes in the Issuing Entity as of the last day of the applicable Due Period, and (c) if the aggregate principal amount of the Dealer Notes in the Issuing Entity is less than $650,000,000, the Base Backup Servicing Fee shall be equal to 0.03% multiplied by the aggregate principal amount of the Dealer Notes in the Issuing Entity as of the last day of the applicable Due Period.

“Basic Documents” means, collectively, the Issuing Entity Documents and the 1995 Trust Documents.

“Benefit Plan” shall have the meaning specified in Section 3.4(g) of the Trust Agreement.

“Business Day” means, unless otherwise defined with respect to any Series in the related Supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed or remain closed.

“Calculation Day” shall have the meaning specified in the Interest Deposit Agreement.

“Certificate of Trust” means the certificate of trust substantially in the form of Exhibit B to the Trust Agreement.

“Certificate Registrar” means the certificate registrar appointed pursuant to Section 3.4 of the Trust Agreement, and initially The Bank of New York Mellon.

“Certificates” means any of the certificates issued by the Issuing Entity pursuant to the Trust Agreement as amended from time to time.

“Certificateholders” means any holder of the Certificates.

“Class” means, with respect to any Note, the class designated for such Note in the applicable Indenture Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means November 2, 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned in the Granting Clause of the Indenture.

“Collateral Amount” means, for any Series of Notes, the amount specified in the related Indenture Supplement.

“Collections” means Navistar Finance Charges, Dealer Finance Charge Collections and Principal Collections.

“Collections Account” shall have the meaning specified in Section 4.02 of the Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted and created under the Securities Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means, with respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of that Person shall be administered, which office at the Closing Date is located (a) at 101 Barclay Street, Floor 4W, New York, New York 10286, Attention: Corporate Trust Administration, with respect to the Indenture Trustee and (b) at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, with a copy to Deutsche Bank National Trust Company, Alternative & Structured Finance Services, 100 Plaza One, MS: JCY03-0699, Jersey City, New Jersey 07311, with respect to the Owner Trustee.

“Credit Guidelines” means the policies and procedures (i) relating to the operation of NFC’s wholesale floor-plan financing business, including, without limitation, the written policies and procedures and the exercise of judgment by NFC employees in accordance with NFC’s normal practice for determining the creditworthiness of Dealers and the extension of floor-plan financing to Dealers, and (ii) relating to the maintenance of dealer notes, as such policies and procedures may be amended from time to time.

“Current Interest Rate” means, with respect to any Dealer Note during any Due Period, the interest rate on such Dealer Note billed by NFC during such Due Period.

“Daily Note Sale” shall have the meaning specified in Section 2.01(a) of the Purchase Agreement.

“Dealer” means (i) a Person with whom Navistar or an affiliate of Navistar has a valid dealer sales/maintenance agreement to sell Navistar Vehicles (it being understood that any such Person may also have an agreement with an OEM Supplier to sell OEM Vehicles), (ii) a truck equipment manufacturer with whom Navistar or an affiliate of Navistar has a valid agreement to sell Navistar Vehicles, (iii) a Person with whom NFC has a valid agreement to extend used truck floor plan terms, or (iv) a Person with whom Navistar or an affiliate of Navistar has a valid floor-plan financing agreement for floor-plan financing for OEM Vehicles.

“Dealer Agreement” means any agreement referred to in the definition of Dealer.

“Dealer Concentration Limit” means, (a) on and prior to the 1995 Trust Termination Date, as defined in the 1995 Pooling and Servicing Agreement, and (b) after the 1995 Trust Termination Date:

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for the largest Dealer (based on the principal amount of Dealer Notes of such Dealer owned by the Issuing Entity), 6.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for the second largest Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 5.50% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for the third largest Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 4.50% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for the fourth largest Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 3.50% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for each of the fifth and sixth largest Dealers (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 2.75% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for the seventh largest Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 2.50% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account;

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for the eighth largest Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 2.25% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account; and

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for each remaining Dealer (based on the principal amount of Dealer Notes of each such Dealer owned by the Issuing Entity), 2.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in such Series’ Principal Funding Account.

“Dealer Finance Charge Collections” means, with respect to any Due Period, the amount of Dealer Finance Charges received from Dealers for such Due Period plus Advances deposited in the Collections Account for such Due Period plus any Unpaid Dealer Finance Charges or Uncollectible Finance Charges from prior Due Periods, in each case to the extent actually collected by the Transfer Date related to the relevant Due Period.

“Dealer Finance Charges” means, with respect to any Due Period, the interest and other finance charges accrued with respect to the Dealer Notes outstanding during such Due Period and billed by the Servicer on a monthly basis to Dealers. Dealer Finance Charges do not include Navistar Finance Charges.

“Dealer Note” means any payment obligation, which may be represented by a promissory note or other instrument, acquired by NFC to finance (i) a Navistar Vehicle or an OEM Vehicle purchased by a Dealer or (ii) a used truck, truck chassis, bus, bus chassis or trailer or a new trailer for which NFC chooses to provide financing to a Dealer. When used herein, unless the context otherwise requires, “Dealer Notes” shall refer to those Dealer Notes which are held by the Issuing Entity.

“Dealer Note Collections” means, with respect to any Business Day after the 1995 Trust Termination Date, (i) all payments including Insurance Proceeds, if any, received by the Servicer from Persons other than NFC in respect of repayment of principal of the Dealer Notes at one of its administrative units charged with processing funds and recording them in the Servicer’s records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the Dealer Agreement in effect from time to time, (ii) all cash payments made by NFC or Navistar in respect of non-cash proceeds received from Dealers or credits granted to Dealers by Navistar with respect to the repayment of principal of the Dealer Notes and (iii) recoveries made by the Servicer allocable to the Dealer Notes, in each case as deposited in the Collections Account on such Business Day.

“Dealer Note Losses” means, with respect to any Due Period after the 1995 Trust Termination Date, the aggregate face amount of Dealer Notes written off as uncollectible by the Servicer during such Due Period, minus the amount of any recovery made during such Due Period on Dealer Notes previously written off as uncollectible.

“Dealer Note Repurchase Event” shall have the meaning specified in Section 4.05(c) of the Purchase Agreement.

“Defaulted Dealer Note” means any Dealer Note held by the Issuing Entity that is either (i) 60 days past due and which the Servicer knows to be attributable in whole or in part to the obligor’s unwillingness or financial inability to pay or (ii) charged-off as uncollectible in accordance with the Servicer’s normal practices.

“Definitive Notes” means Notes of a Series or Class issued in fully registered, certificate form to Noteholders or their nominees.

“Depositor” means NFSC.

“Depository” means a U.S. Depository or a Foreign Depository, as the case may be.

“Depository Agreement” has the meaning assigned in the recitals of the Administration Agreement.

“derivative instrument” has the meaning assigned in Section 11.20 of the Indenture.

“Determination Date” means, with respect to any Due Period, the twelfth day of each calendar month next following the end of such Due Period, or if such twelfth day is not a Business Day, the next Business Day thereafter.

“Discount Note” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Principal Amount) thereof to be due and payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Expected Principal Distribution Date of the applicable Note.

“Distribution Date” has the meaning assigned, with respect to any Series of Notes, in such Series’ related Indenture Supplement.

“Dollar” means (a) United States dollars or (b) denominated in United States dollars.

“Due Period” means a calendar month, beginning on the first day of such month and ending on the last day of such month. When used with respect to a Transfer Date, Determination Date or Distribution Date, “Due Period” means the Due Period related to such Transfer Date, Determination Date or Distribution Date, as the case may be.

“Early Redemption Event” has the meaning assigned in Section 12.01 of the Indenture.

“Effective Date” shall have the meaning specified in the first WHEREAS clause of the Purchase Agreement.

“Eligible Dealer” means, with respect to any date, a Dealer that:

(a) with respect to which, during the preceding 12 months, the Servicer has not charged off, without recovery, any Dealer Notes in excess of $25,000;

(b) has not been placed on the “critical dealer list” maintained by NFC or any equivalent designation of NFC (and, for the avoidance of doubt, a Dealer may become an “Eligible Dealer” upon notice to the Indenture Trustee upon NFC’s removal of such Dealer from the “critical dealer list” or removal of such equivalent designation);

(c) has not been placed on cash-on-delivery terms;

(d) is not insolvent; and

(e) is not a Removed Dealer.

“Eligible Dealer Note” means each Dealer Note:

(a) which is payable in United States Dollars;

(b) which was created in compliance with all Requirements of Law applicable to any member of the Navistar Group the failure with which to comply would have a material adverse affect upon Noteholders;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by any member of the Navistar Group in connection with the creation of such Dealer Note or the execution, delivery and performance by Navistar or an OEM Supplier of the Dealer Agreement pursuant to which such Dealer Note was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

(d) as to which at all times following the transfer of such Dealer Note to the Issuing Entity, the Issuing Entity will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time under or through any member of the Navistar Group;

(e) which will at all times be the legal, valid and binding payment obligation of the Dealer obligated thereunder enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f) which constitutes either an “account,” “chattel paper,” or “general intangible” under and as defined in Article 9 of the UCC;

(g) which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity);

(h) as to which, at the time of transfer of such Dealer Note to the Issuing Entity, the Servicer has satisfied all obligations required to be fulfilled on its part with respect to such Dealer Note;

(i) as to which, at the time of transfer of such Dealer Note to the Issuing Entity, the Servicer has not taken nor failed to take any action which would impair the rights of the Issuing Entity or the Noteholders therein;

(j) which, at the time of transfer of such Dealer Note to the Issuing Entity, is not past due over thirty days;

(k) which has not been issued by a Dealer in connection with such Dealer’s purchase of parts from Navistar or an OEM Supplier;

(l) which, when the principal amount of such Dealer Note is added to the principal amount of the other outstanding Dealer Notes issued by the same Dealer previously or concurrently transferred to the Issuing Entity, shall not cause the sum of the principal amounts of all such Dealer Notes to exceed the Dealer Concentration Limit;

(m) which, in the case of an OEM Note, when the principal amount of such OEM Note is added to the principal amounts of the other outstanding OEM Notes previously transferred to the Issuing Entity, shall not cause the sum of such principal amounts to exceed 10% of the sum of the aggregate principal balance of Dealer Notes and the aggregate principal amount of funds on deposit in the Excess Funding Account as of the close of business on the Business Day preceding the date on which such Dealer Note is to be transferred to the Issuing Entity;

(n) as to which a valid first priority security interest in the Financed Vehicle has been transferred to the Issuing Entity;

(o) as to which the Navistar Group has assigned to the Issuing Entity designation as loss payee on the insurance policies insuring the Financed Vehicle against casualty and theft losses;

(p) the principal amount of which is due when the related Financed Vehicle is sold;

(q) the interest rate of which (1) is based on the prime rate or another benchmark floating interest rate and (2) is subject to adjustment at least monthly;

(r) the principal amount of which (1) in the case of a Financed Vehicle which is a new vehicle, is equal to not more than one hundred percent of the invoice price of such Financed Vehicle, (2) in the case of a Financed Vehicle which is a used vehicle purchased by a Dealer from a Navistar used truck center or a repossessed vehicle purchased from NFC, is equal to not more than one hundred percent of the agreed upon purchase price, and (3) in the case of a Financed Vehicle which is a used or repossessed vehicle taken in trade by a Dealer or purchased by a Dealer from outside sources, is equal to not more than seventy-five percent of the “as is” value of such Financed Vehicle as determined by NFC’s appraisal thereof;

(s) which was created in accordance with the standard practice of the Navistar Group;

(t) which finances a new truck, truck chassis, bus or bus chassis produced by or for a member of the Navistar Group or an OEM Supplier, or a new or used trailer, or a used truck, truck chassis, bus or bus chassis;

(u) which was issued by a Dealer that is an Eligible Dealer that was not a Removed Dealer at the time of transfer of such Dealer Note from NFC to NFSC; and

(v) which, when the principal amount of such Dealer Note is added to the principal amount of the other outstanding Dealer Notes secured by used vehicles previously or concurrently transferred to the Issuing Entity, shall not cause the sum of the principal amounts of all such Dealer Notes to exceed the Used Vehicle Concentration Limit.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody’s and of AA- or better by Standard & Poor’s or (B) a certificate of deposit rating of P-1 by Moody’s and A-1+ by Standard & Poor’s and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

“Eligible Investments” means

(a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clauses (iv) or (vii) below) remaining maturities occurring not later than the Distribution Date next succeeding the Issuing Entity’s acquisition thereof, except as otherwise described herein or the related Indenture Supplement, that evidence:

(i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(ii) demand deposits, time deposits or certificates of deposit of, or bankers’ acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Issuing Entity’s investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then rating the affected Series of Notes;

(iii) commercial paper having, at the time of the Issuing Entity’s investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then rating the affected Series of Notes;

(iv) investments in money market funds or common trust funds having a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then rating the affected Series of Notes or otherwise approved in writing by each of such Rating Agencies (including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor, so long as such fund shall have such rating);

(v) repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case, entered into with a depository institution or trust company (acting as principal) described in clause (ii) or (y) the counterparty for which has a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then rating the affected Series of Notes, the collateral for which is held by a custodial bank for the benefit of the Issuing Entity or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

(vi) commercial paper master notes where the issuer has, at the time of the Issuing Entity’s investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then rating the affected Series of Notes; and

(b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition with respect to each outstanding Series of Notes is satisfied.

Except if specified in the related Indenture Supplement or the Rating Agency Condition is satisfied with respect to each outstanding Series of Notes, Eligible Investments of funds in the Accounts will be subject to the following additional restrictions: (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible Investments of the type specified in clause (a)(i) or, with respect to the Excess Funding Account, Eligible Investments of the type specified in clauses (a)(iv) or (a)(vii)); and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, LIBOR or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

For purposes of this definition of “Eligible Investments” and for the avoidance of doubt, the highest investment category for short term unsecured debt obligations granted by Standard & Poor’s is “A-1+” (or, in the case of money market funds, “AAAm” or “AAAm-G”).

“Enhancement” means the rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Seller’s Interest to any Series or Class shall be deemed to be an Enhancement.

“Enhancement Agreement” means any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing an Enhancement, other than any Noteholders of the Notes of which are subordinated to any Series or Class.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” has the meaning assigned in Section 7.01 of the Indenture.

“Excess Available Interest Amounts” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Excess Available Principal Amounts” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Excess Funding Account” shall have the meaning specified in Section 4.02 of the Indenture.

“Excess Interest Collections” shall have the meaning specified in the 1995 Pooling and Servicing Agreement.

“Excess Interest Sharing Group” means all Excess Interest Sharing Series that have the same Excess Interest Sharing Group designation.

“Excess Interest Sharing Series” means a Series of Notes that, pursuant to the related Indenture Supplement, is entitled to receive Excess Available Interest Amounts within a specified Excess Interest Sharing Group from other Series of Notes in the same Excess Interest Sharing Group, as more specifically set forth in such Indenture Supplement.

“Exchange Date” means, with respect to any Class of Notes, the latest of:

(a) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date;

(b) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in bearer form, the date of presentation of certification of non-United States beneficial ownership (as described in Section 2.05 of the Indenture); and

(c) the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

“Expected Principal Distribution Date” means, with respect to any Series or Class of Notes, the date specified in the Indenture Supplement for such Series or Class of Notes as such.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Final Issuing Entity Termination Date” means the date on which the Issuing Entity is terminated in accordance with Section 7.1 of the Trust Agreement.

“Finance Charge Collections” means, with respect to any Due Period after the 1995 Trust Termination Date, the positive amount, if any, by which the sum of Dealer Finance Charge Collections and Navistar Finance Charges exceeds Advance Reimbursements, in each case for such Due Period.

“Finance Charges” means, with respect to any Due Period, Dealer Finance Charges and Navistar Finance Charges for such Due Period; provided, that with respect to the first Due Period to occur after the 1995 Trust Termination Date, Finance Charges shall also include the accrued and unpaid finance charges on the Dealer Notes conveyed to the Issuing Entity on the Effective Date.

“Financed Vehicle” means any vehicle (including a truck chassis, bus chassis or trailer) financed by a Dealer Note.

“Foreclosure Proceeding” has the meaning assigned in Section 7.07(b) of the Indenture.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

“Global Note” means any Note issued pursuant to Section 2.04 of the Indenture.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof.

“Holder” when used with respect to any Note, means a Noteholder.

“incorporated provision” when used with respect to any Noteholder, is defined in Section 1.07 of the Indenture.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee, as amended, supplemented, restated or otherwise modified from time to time by one or more Indentures supplemental thereto entered into pursuant to the applicable provisions thereof, and will include the terms of particular Series or Classes of Notes created as contemplated by Section 3.01 of the Indenture.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to the Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 10.01 of the Indenture, together with any applicable terms document related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 10.01 or 10.02 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means The Bank of New York Mellon, not in its individual capacity but solely as Indenture Trustee, and each of its successors and permitted assigns.

“Indenture Trustee Authorized Officer” when used with respect to the Indenture Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Indenture Trustee’s Certificate of Authentication” has the meaning assigned in Section 2.02 of the Indenture.

“Independent” when used with respect to any specified Person, means that the Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.02 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Certificate and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

“Ineligible Dealer” means a Dealer that is not an Eligible Dealer.

“Ineligible Dealer Note” shall, for purposes of the Purchase Agreement, have the meaning specified in Section 4.05(d) of the Purchase Agreement, and for all other purposes, have the meaning specified in Section 2.05(c) of the Pooling and Servicing Agreement.

“Initial Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to Classes of Dollar Interest-Bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Class, and (b) with respect to Classes of Discount Notes and foreign currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Principal Amount thereof.

“Initial Trust Agreement” means the Trust Agreement as of October 25, 2011, between the Depositor and the Owner Trustee.

“Initial Trust Estate” has the meaning assigned in Section 2.5 of the Trust Agreement.

“Insolvency Event” means any event specified in Sections 12.01(a) or 12.01(b) of the Indenture.

“Insurance Proceeds” means any amounts recovered by the Servicer pursuant to any casualty insurance policies covering any Dealer with respect to Financed Vehicles.

“Interest-Bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-Bearing Note and a Discount Note.

“Interest Deposit Account” shall have the meaning specified in the Interest Deposit Agreement.

“Interest Deposit Agreement” means the Interest Deposit Agreement, dated as of the Closing Date, among Navistar, the Servicer and the Indenture Trustee, as may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Reallocation Group” means a group of one or more Series of Notes as specified in the related Indenture Supplement, if any, with respect to which reallocation of certain Finance Charge Collections and other similar amounts are to be made among such Series of Notes, where applicable, for certain specified purposes as specified in the Indenture and any related Indenture Supplement, including, to the extent so specified, pooling amounts available to all Series of Notes in the particular Interest Reallocation Group prior to any application for individual Series of Notes requirements and sharing such amounts among such Series on the basis of the relative requirements for each such Series of Notes.

“Interest Shortfall” has the meaning assigned it in the Series Supplement.

“Interest Start Date” means, with respect to any Dealer Note which has been a Non-Interest Bearing Dealer Note, the date on which such Dealer Note ceases to be a Non-Interest Bearing Dealer Note.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, for any Due Period, all income from the investment of funds on deposit in the Excess Funding Account and the Collections Account for such Due Period.

“Investor Certificate” means each outstanding investor certificate issued pursuant to the 1995 Pooling and Servicing Agreement and any related series supplement.

“Investor Interest” means, with respect to an Investor Certificate, the interest in the 1995 Master Trust evidenced by such Investor Certificate.

“Issuing Entity” has the meaning assigned in the first paragraph of the Indenture.

“Issuing Entity Authorized Officer” means (a) an authorized signatory or attorney-in-fact of the Owner Trustee, (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Trust Beneficiary, or any other officer or employee of the Trust Beneficiary who is authorized to act on behalf of the Issuing Entity or (c) so long as the Administration Agreement is in effect, any president, vice president, treasurer, assistant treasurer or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Issuing Entity Authorized Officers delivered by the Administrator to the Indenture Trustee as such list may be modified or supplemented from time to time.

“Issuing Entity Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuing Entity Authorized Officer, or the Issuing Entity by an Issuing Entity Authorized Officer, and in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Class of Notes. Wherever the Indenture requires that an Issuing Entity Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in the Indenture) may be in the employ of the Trust Beneficiary.

“Issuing Entity Documents” means the Interest Deposit Agreement, the Administration Agreement, the Indenture and any Indenture Supplements, the Purchase Agreement, the Pooling and Servicing Agreement, the Backup Servicing Agreement, the Trust Agreement and any Depository Agreements.

“Legal Final Maturity Date” means, with respect to a Series or Class of Notes, the date specified in the Indenture Supplement for such Series or Class of Note as such.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security interest or agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that liens for municipal or other local taxes shall not be Liens if such taxes shall not at the time be due and payable or if NFC or the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

“Majority Holders” means holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of all Notes.

“Master Revolving Credit Agreement” means the Amended and Restated Master Revolving Credit Agreement between NFSC and NFC, dated as of November 2, as may be amended, restated, supplemented or otherwise modified from time to time.

“Minimum Seller’s Interest” means the aggregate of the Series Required Seller’s Interest for each outstanding Series of Notes.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Navistar” means Navistar, Inc. (f/k/a International Truck & Engine Corporation), a Delaware corporation, and its successors and assigns.

“Navistar Earned Interest” means, on any Calculation Day or Navistar Interest Transfer Date with respect to any Dealer Note that was a Non-Interest Bearing Dealer Note during the related Due Period or any portion thereof, an amount equal to the product of (i) the product of (a) the principal amount of such Non-Interest Bearing Dealer Note and (b) the Current Interest Rate and (ii) the quotient of (a) a number equal to the number of days elapsed during the Due Period for which the Dealer Note is outstanding and is a Non-Interest Bearing Dealer Note and (b) the actual number of days in the related calendar year.

“Navistar Finance Charges” means, with respect to any Due Period, the sum of (i) the amount of Up-Front Interest Credit granted by Navistar during such Due Period and (ii) the amount of Aggregate Navistar Earned Interest for such Due Period.

“Navistar Future Due Interest” means, with respect to any Non-Interest Bearing Dealer Note on any Calculation Day, an amount equal to the product of (i) the product of (a) the principal amount of such Non-Interest Bearing Dealer Note and (b) the Current Interest Rate and (ii) the quotient of (a) a number equal to the number of days from and including the Calculation Day to, but not including, the Interest Start Date for such Dealer Note and (b) the actual number of days in the related calendar year.

“Navistar Group” means NIC and any other direct or indirect subsidiaries of NIC.

“Navistar Interest Amount” shall have the meaning specified in the Interest Deposit Agreement.

“Navistar Interest Transfer Date” shall have the meaning specified in the Interest Deposit Agreement.

“Navistar Vehicle” means any truck, truck chassis, bus, bus chassis or trailer produced by, or for, Navistar or an affiliate of Navistar and sold by Navistar to a Dealer.

“New Vehicle Dealer Note” means an outstanding Dealer Note that was issued to finance the purchase of a new vehicle.

“NFC” or “Navistar Financial” means Navistar Financial Corporation, a Delaware corporation, and its successors and assigns.

“NFSC” or “Navistar Financial Securities Corporation” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors and assigns.

“NIC” means Navistar International Corporation, a Delaware corporation, and its successors and assigns.

“Nominal Liquidation Amount” means, with respect to any Outstanding Class of Notes, an amount determined in accordance with the applicable Indenture Supplement.

“Non-Interest Bearing Dealer Note” means any Eligible Dealer Note during the time for which Navistar is obligated to pay or has paid interest on behalf of the Dealer that issued such Dealer Note.

“Note” or “Notes” means any note or notes of any Series or Class authenticated and delivered from time to time under the Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Record Date” means, if the Notes are in book-entry form and with respect to payment of the Notes, the day before the related Transfer Date. If the Notes are in definitive form, the record date for a Transfer Date will be the last day of the calendar month ending prior to that Transfer Date.

“Note Register” has the meaning assigned in Section 3.05 of the Indenture.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05 of the Indenture.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Noteholder Act” when used with respect to any Noteholder, is defined in Section 1.04(a) of the Indenture.

“Noteholder Action” when used with respect to any Noteholder, is defined in Section 1.04(a) of the Indenture.

“Noteholder Allocated Dealer Note Losses” has the meaning assigned it in the Series Supplement.

“Noteholder Available Interest Amounts” has the meaning assigned it in the Series Supplement.

“Noteholder Available Principal Amounts” has the meaning assigned it in the Series Supplement.

“Noteholder Repurchase Event” shall have the meaning specified in Section 4.05(a) of the Purchase Agreement.

“Noteholders’ Interest” means, as of any date of determination, any Series or Class of Notes outstanding on such date.

“OEM Note” means a Dealer Note financing an OEM Vehicle.

“OEM Supplier” means any Person who sells OEM Vehicles to a Dealer and who has entered into an agreement for the benefit of NFC to repurchase new vehicle inventory from NFC upon NFC’s foreclosure upon such inventory owned by such Dealer (subject to such customary conditions and limitations as are acceptable to NFC).

“OEM Vehicle” means a new truck, truck chassis, bus, bus chassis or trailer manufactured by, or for, a manufacturer other than Navistar.

“Officer’s Certificate” means a certificate signed by the Servicer, the Depositor, the Trust Beneficiary, the Owner Trustee or the Administrator on behalf of the Issuing Entity, as applicable, and delivered to the Indenture Trustee. Wherever the Indenture requires that an Officer’s Certificate also be signed by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in the Indenture) may be in the employ of the Servicer, the Depositor, Trust Beneficiary or the Owner Trustee.

“Omnibus Transfer and Termination Agreement” means the Omnibus Transfer and Termination Agreement, dated as of the Closing Date, among NFC, NFSC, Navistar, the 1995 Master Trust Trustee, the Indenture Trustee, the Backup Servicer, and the Issuing Entity, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Indenture Trustee, who may, without limitation, and except as otherwise expressly provided in the Indenture, be an employee of or of counsel to the Servicer, the Depositor, the Issuing Entity, the Trust Beneficiary or any of their Affiliates

“Other Assets” has the meaning assigned in Section 14.12 of the Indenture.

“Outstanding” when used with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under the Indenture, except:

(a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 3.09 of the Indenture;

(b) any Notes which are deemed to have been paid in full pursuant to Section 5.05 of the Indenture; and

(c) any such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, or which will have been paid pursuant to the terms of Section 3.06 of the Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuing Entity).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for purposes of Section 9.04 of the Indenture, Notes beneficially owned by the Issuing Entity or NFSC or any Affiliate of the Issuing Entity or NFSC will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which an Indenture Trustee Authorized Officer actually knows to be owned by the Issuing Entity or NFSC or any Affiliate of the Issuing Entity or NFSC will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledge creates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuing Entity, NFSC or any other obligor upon the Notes or any Affiliate of the Issuing Entity, NFSC or such other obligor.

“Outstanding Principal Amount” means at any time, (a) with respect to any Series or Class of non-Discount Notes, the aggregate Initial Principal Amount of the Outstanding Notes of such Series or Class at such time, less the amount of any withdrawals from the principal funding account or principal funding Sub-Account for such Class of Notes for payment of principal to the Holders of such Series or Class or to the applicable Enhancement Provider pursuant to the related Indenture Supplement, and with respect to any Series or Class of Discount Notes, an amount of the Outstanding Notes of such Series or Class calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series or Class or to the applicable Enhancement Provider and accretions of principal, each pursuant to the related Indenture Supplement.

“Overcollateralization Amount” has, with respect to any Series of Notes, the meaning specified in the related Indenture Supplement.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee of the Issuing Entity, and each of its successors and permitted assigns.

“Owner Trustee Authorized Officer” when used with respect to the Owner Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer or attorney-in-fact of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Ownership Interest” has the meaning assigned in Section 4.5 of the Trust Agreement.

“Paying Agent” means, with respect to any Notes, any Person authorized by the Issuing Entity to pay the principal of or interest on any Notes on behalf of the Issuing Entity, which shall initially be the Indenture Trustee and, with respect to any Certificates, any Person authorized by the Owner Trustee to make distributions to the Certificateholders on behalf of the Issuing Entity, which shall initially be The Bank of New York Mellon.

“Permanent Global Note” has the meaning assigned in Section 2.05 of the Indenture.

“Permitted Assignee” means any Person who, if it purchases any portion of the Collateral (or interests therein) in connection with a sale thereof pursuant to Section 7.07 of the Indenture, will not cause the Issuing Entity to be taxable as a publicly traded partnership for United States federal income tax purposes.

“Person” means an individual, a partnership or a Corporation. The term “Corporation” for the purposes of the preceding sentence only shall mean a corporation, joint stock company, limited liability company, business trust or other similar association.

“Place of Payment” means, with respect to any Class of Notes, the city or political subdivision so designated with respect to such Class of Notes in accordance with the provisions of Section 3.01 of the Indenture.

“Pooling and Servicing Agreement” means that certain Pooling and Servicing Agreement, dated as of the Closing Date, by and among NFSC, as Depositor, NFC, as Servicer, and the Issuing Entity, as may be amended, restated, supplemented or otherwise modified from time to time.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Collections” means, with respect to any Business Day after the 1995 Trust Termination Date, the sum of Dealer Note Collections for such Business Day and the aggregate principal amount of Eligible Investments in the Excess Funding Account maturing on such Business Day.

“Principal Funding Account” means, each Series Principal Funding Account as defined in the related Indenture Supplement.

“Principal Losses” means, with respect to any Due Period beginning after the 1995 Trust Termination Date, the sum of (i) the Dealer Note Losses and (ii) the aggregate amount of losses on the sale of Eligible Investments in the Excess Funding Account.

“Principal Sharing Group” means all Principal Sharing Series that have the same Principal Sharing Group designation.

“Principal Sharing Series” means a Series of Notes that, pursuant to the related Indenture Supplement, is entitled to receive Shared Principal Collections within a specified Principal Sharing Group from other Series of Notes in the same Principal Sharing Group, as more specifically set forth in such Indenture Supplement.

“Principal Shortfall” has the meaning assigned it in the Series Supplement.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between NFC and NFSC, as may be amended, restated, supplemented or otherwise modified from time to time.

“Rating Agency” or “Rating Agencies” means, with respect to any Outstanding Series of Notes, any nationally recognized statistical rating organization then maintaining a rating on such Series at the Depositor’s request.

“Rating Agency Condition” has, with respect to any Outstanding Series of Notes, the meaning assigned to such term in the applicable Indenture Supplement.

“Receipts” has the meaning assigned in Section 4.01 of the Indenture.

“Record Date” means, unless otherwise specified in the applicable Indenture Supplement, with respect to any Series or Class of Notes and any Due Period, (a) if such Series or Class of Notes is in book-entry form, the Business Day preceding the Distribution Date for such Due Period and (b) if such Series or Class of Notes is not in book-entry form, the last day of the calendar month ending prior to the related Distribution Date.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a holder of a Registered Note.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Issuing Entity Documents” shall have the meaning specified in the recitals to the Administration Agreement.

“Removal Balance” shall have the meaning specified in Section 2.08(a)(ii) of the Pooling and Servicing Agreement.

“Removal Commencement Date” shall have the meaning specified in Section 2.08 (a)(i) of the Pooling and Servicing Agreement.

“Removal Date” shall have the meaning specified in Section 2.08(d) of the Pooling and Servicing Agreement.

“Removal Notice” shall have the meaning specified in Section 2.08(a)(i) of the Pooling and Servicing Agreement.

“Removed Dealer” shall have the meaning specified in Section 2.08(a) of the Pooling and Servicing Agreement.

“Repurchase Rules and Regulations” has the meaning assigned in Section 8.19(b) of the Indenture.

“Requirements of Law” for any Person means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any requirement of any law, rule or regulation or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local; provided, however, that any such requirement shall not be deemed a Requirement of Law if the enforcement of such requirement would not have a material adverse effect upon the collectability of the Dealer Notes taken as a whole.

“Schedule of Dealer Notes” has the meaning assigned in Section 2.01(b) of the Pooling and Servicing Agreement.

“Secured Party” has the meaning assigned in the Granting Clause of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Securityholders” means, collectively, the Noteholders and the Certificateholders.

“Security Interest” means the security interest granted pursuant to the Granting Clause of the Indenture.

“Seller’s Interest” means, with respect to any Business Day on and after the Effective Date, the aggregate principal amount of Dealer Notes as of such Business Day, plus the aggregate amount of funds on deposit in the Excess Funding Account as of such Business Day, minus the Nominal Liquidation Amount of each Series or Class of Notes outstanding on such Business Day.

“senior class” with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

“Series” or “series”, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series Available Interest Amounts” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Series Available Interest Amounts Shortfall” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Series Available Principal Amounts” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Series Available Principal Amounts Shortfall” for any Series of Notes, has the meaning assigned to it in the related Indenture Supplement.

“Series Issuance Date” means, with respect to any Series of Notes, the date on which the Notes of such Series are to be originally issued in accordance with the Indenture and the related Indenture Supplement.

“Series Required Seller’s Interest” means, with respect to any Series of Notes, the amount specified as such in the related Indenture Supplement.

“Series Supplement” means the supplement to the 1995 Pooling and Servicing Agreement that provided for the issuance of the 2011 Collateral Certificate.

“Servicer” means initially NFC and thereafter any Person appointed as the Successor Servicer as herein provided to service the Dealer Notes pursuant to Section 9.02 of the Pooling and Servicing Agreement.

“Servicer Certificate” shall have the meaning specified in Section 3.04(b) of the Pooling and Servicing Agreement.

“Servicer Termination Event” shall have the meaning specified in Section 9.01 of the Pooling and Servicing Agreement.

“Servicer Transition Fee Account” shall have the meaning specified in Section 4.02 of the Indenture.

“Servicer Transition Fee Account Target Amount” means the amount specified by the Rating Agencies from time to time, which shall initially be $175,000.

“Servicing Fee” shall have the meaning specified in Section 3.02 of the Pooling and Servicing Agreement.

“Servicing Officer” means any employee of the Servicer involved in, or responsible for, the administration and servicing of the Dealer Notes whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Shared Enhancement Series” means a group of one or more Sub-Classes as specified in the related Indenture Supplement with respect to which credit enhancement, including subordination of a particular Sub-Class or Sub-Classes, and collections are shared among such Sub-Classes.

“Shared Principal Collections” shall have the meaning specified in the 1995 Pooling and Servicing Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Group.

“Stated Principal Amount” with respect to any Note, has the meaning specified in the related Indenture Supplement.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

“Sub-Account” means each portion of an Account designated as such pursuant to the Indenture or the related Indenture Supplement.

“Sub-Classes” means, with respect to any Shared Enhancement Series, any one of the Classes of Notes with such Series of Notes.

“subordinated class” with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

“Subordinated Notes” means Notes of a subordinated Class of a Series.

“Successor Servicer” shall have the meaning specified in Section 9.02(a) of the Pooling and Servicing Agreement.

“Supplemental Accounts” means the trust account or accounts designated as such and established pursuant to Section 4.02 of the Indenture.

“Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Series or Class of Notes that were characterized as debt at the time of their issuance, (b) following such action the Issuing Entity will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes, and (d) except as otherwise provided in the related Indenture Supplement, where such action is the issuance of a Series or Class of Notes, following such action such Series or Class of Notes will be properly characterized as debt.

“Temporary Global Note” has the meaning assigned in Section 2.05 of the Indenture.

“Termination Notice” shall have the meaning specified in Section 9.01(e) of the Pooling and Servicing Agreement.

“Transactions” shall have the meaning specified in Section 14.11 of the Indenture.

“Transfer Date” means, with respect to any Due Period, the Business Day preceding the Distribution Date for such Due Period.

“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Internal Revenue Code. References in the Issuing Entity Documents to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuing Entity.

“Trust Agreement” means the Trust Agreement, dated as of the Closing Date, between the Depositor and Deutsche Bank Trust Company Delaware, as Owner Trustee, as may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Beneficiary” has the meaning assigned in Section 3.1 of the Trust Agreement.

“Trust Estate” has the meaning assigned in Section 2.6 of the Trust Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which the Indenture was executed except as provided in Section 10.05 of the Indenture.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the states of Illinois, New York and Delaware, unless specified otherwise.

“Uncollectible Finance Charges” means, with respect to any Due Period after the 1995 Trust Termination Date, the amount of Dealer Finance Charges that the Servicer, on or before the related Determination Date, determines in its sole discretion will be uncollectible.

“Unpaid Dealer Finance Charges” means, with respect to any Due Period after the 1995 Trust Termination Date, the amount of Dealer Finance Charges that are not collected by the Servicer by the related Transfer Date.

“Up-Front Interest Credit” means, with respect to any Due Period or portion thereof, an amount equal to the aggregate amount of interest credits granted to Dealers by Navistar during such Due Period with respect to Eligible Dealer Notes.

“U.S. Depository” means, unless otherwise specified by the Issuing Entity pursuant to either Sections 2.04, 2.06, or 3.01 of the Indenture, with respect to Notes of any Class issuable or issued as Global Notes within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute regulation.

“Used Vehicle Concentration Limit” means, as of any date of determination, 25.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Issuing Entity, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) the aggregate principal amount of funds on deposit in each Series’ Principal Funding Account.

“Used Vehicle Dealer Note” means an outstanding Dealer Note that was issued to finance a used vehicle for resale by a Dealer.

APPENDIX A

PART II – RULES OF CONSTRUCTION

For all purposes of the Issuing Entity Documents, except as otherwise expressly provided or unless the context otherwise requires:

(a) Accounting Terms. As used in this Appendix or the Issuing Entity Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Issuing Entity Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Issuing Entity Documents will control.

(b) “Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Issuing Entity Document will refer to this Appendix or such Issuing Entity Document as a whole and not to any particular provision of this Appendix or such Issuing Entity Document; and Section, Schedule and Exhibit references contained in this Appendix or any Issuing Entity Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Issuing Entity Document unless otherwise specified. The word “or” is not exclusive.

(c) Use of “related.” as used in this Appendix and the Issuing Entity Documents, with respect to any Distribution Date or Transfer Date, the “related Due Period,” and the “related Distribution Period,” will mean the Due Period and Distribution Period respectively, immediately preceding such Distribution Date or Transfer Date, and the relationships between Due Periods and Distribution Periods will be correlative to the foregoing relationships.

(d) Number and Gender. Each defined term used in this Appendix or the Issuing Entity Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Issuing Entity Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(e) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Issuing Entity Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(f) UCC References. References to sections or provisions of Article 9 of the UCC in any of the Issuing Entity Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

(g) References to a Class of Notes. Unless otherwise specified, references to a Class of Notes, includes all the tranches included in such Class of Notes.

APPENDIX B

Notice Addresses and Procedures

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Issuing Entity Document to be made upon, given or furnished to or filed with NFC, the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Issuing Entity, the Owner Trustee or the Rating Agencies shall be in writing, personally delivered, sent by facsimile or email with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Depositor, at the following address:

Navistar Financial Securities Corporation

c/o Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

with a copy to:

Navistar Financial Corporation

425 Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

(b) in the case of the Servicer or the Administrator, at the following address:

Navistar Financial Corporation

425 Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

(c) in the case of the Indenture Trustee or Paying Agent, at its Corporate Trust Office,

(d) in the case of the Issuing Entity or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office, with a copy to the Depositor and the Administrator. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity.

(e) in the case of the Rating Agencies, to NFC, which shall either (i) promptly post any such notice to the website maintained by NFC with respect to the Notes in connection with Rule 17g-5 of the Exchange Act and promptly notify such Rating Agency that such notice has been so posted or (ii) promptly send such notice to the Rating Agencies:

(f) in the case of the Backup Servicer, to:

Wells Fargo Bank, National Association

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Attention: Corporate Trust Services - Asset-Backed Administration

Telephone: (612) 667-8058

Telecopy: (612) 667-3464

or at such other address as shall be designated by such Person in a written notice to the other parties to the Issuing Entity Documents to which they are a party.

Where any Basic Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received. A notice delivered in electronic form (including by email or facsimile) shall satisfy the requirement that such notice be written or in writing.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Indenture Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuing Entity elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuing Entity agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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